Exhibit 99.1

Enviro Technologies U.S., Inc. Announces Name Change to Wolf Energy Services Inc.

KILGORE, Texas, January 31, 2023 – (BUSINESS WIRE) – Enviro Technologies U.S., Inc. (OTCQB: EVTN), today announced that after filing articles of amendment with the State of Florida on January 30, 2023 and processing by the Financial Industry Regulatory Approval (“FINRA”) on January 31, 2023, the Company has formally changed its name to Wolf Energy Services Inc.

Additionally, effective February 1, 2023, Wolf Energy Services will begin trading under its new ticker symbol, WOEN. The Company’s common stock continues to trade on the OTCQB and its CUSIP remains unchanged.

“We are excited to announce this rebranding initiative, as we continue to focus all efforts on developing a larger and more diversified oilfield services company,” stated JD Reedy, COO of Banner Midstream Corp., the Company’s wholly owned subsidiary.

About Wolf Energy Services Inc.

Wolf Energy Services, through its wholly owned subsidiary, Banner Midstream Corp., has two operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”) and Capstone Equipment Leasing LLC (“Capstone”). Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors.

Safe Harbor Disclosure – This Press Release contains or incorporates by reference “forward-looking statements,” including certain information with respect to plans and strategies of the Company. For this purpose, any statements regarding this announcement, which are not purely historical, are forward-looking statements, including the Company’s beliefs, expectations, or intentions regarding the future. All forward-looking statements are made as of the date hereof and based on information available to the Company as of such date. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, the risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Wolf Energy Investors:
IR@wolf-energy.com or 903-392-0948